FULLY DISCLOSED CORRESPONDENT AGREEMENT

THIS ACREEMENT made this 4th day of Dec. 1997 between JB Oxford & Company (herein called "JBOC") a Utah corporation and Bernard, Lee & Edwards Securities. Inc.(herein called the "Correspondent") a Delaware corporation.

WHEREAS, JBOC is in the business of providing Correspondents with clearing and other services in connection with transactions relating to certain securities, and Correspondent is a securities broker/dealer desirous of engaging the services of JBOC,

NOW THEREFORE, in consideration of the premises, undertakings, and covenants herein contained, the parties agree as follows:

1. NATURE OF RELATIONSHIP. Thee terms of this Agreement, which includes the JBOC Procedure of Operations which is referred to as Exhibit 'A" and has been provided to Correspondent, and which is incorporated herein by this reference, define the business relationship between and obligations of the parties hereto. All Customers of the Correspondent will be notified by JBOC, in writing, of the existence of this clearing agreement. This Agreement shall not be construed as creating a partnership, joint venture or principal/agency relationship. The Correspondent shall not represent to the public that it is an employee, partner, or agent of JBOC either orally or in writing. It is the Correspondent's responsibility to inform its customers of the services to be performed by JBOC in the JBOC Procedure of Operations also called Exhibit "A", which may be revised at any time at the sole discretion of JBOC and/or to maintain compliance with the laws and regulations currently in effect at the
time said revision.           If the Correspondent violates any provision of
Exhibit "A" then the Correspondent has violated the provisions of this Agreement. JBOC has the right to refuse to clear any transaction by the Correspondent that at JBOC's sole discretion and determination may be detrimental to the well being of this relationship and/or to JBOC. The Correspondent will have no recourse against JBOC, its principals, employees or agents as a result of this refusal, should it occur.

2. SERVICES PROVIDED BY JBOC.

2.1 JBOC will prepare and mail the Correspondent's account statements and confirmations, with the statement "trade clearance through JB OXFORD & COMPANY'', on trades originated by the Correspondent

2.2 JBOC will have prepared and mailed either monthly, if there is activity, or quarterly, if there is not activity, statements to Correspondent's customers. Account statements will indicate that customer funds and securities received by JBOC sill be held at JB0C and will contain the telephone number of a contact area at JBOC.

2.3 JBOC will settle transactions in securities between the Correspondent and other broker/dealers; the Correspondent and its Customers; and the Correspondent and third parties.

2.4 JBOC will perform all cashiering functions for customer accounts including, but not ,limited to, the receipt, delivery and depository or on-site safekeeping of securities bought, sold, borrowed/loaned, legals, rights offerings, dividends, exchanges, and tender offers, the receipt, payment and custody of customer funds from purchase, sales or margin accounts, dividends, rights offerings, exchanges, and tender offers.

2.5 JBOC will construct and maintain prescribed books and records of all transactions cleared through it.

2.6 JBOC shall provide the above services to Correspondent and Correspondent's customers as set forth on JBOC's Fee Schedule in effect from time-to-time a copy of which has been provided Correspondent as Exhibit "A". It is hereby understood and agreed that the Fee Schedule, which is included in Exhibit "A" may be modified by JBOC in the future as JBOC, deems necessary. Services not set forth in the Fee Schedule may be provided by mutual agreement at additional cost
(See also Section 12 of this Agreement.)

2.7 For purposes of the Securities Investor Protection Act of 1970, as amended, and the financial responsibility rules of the Securities and Exchange Commission the Correspondent's customers will be customers of JBOC.

3. FUNCTIONS T0 BE PERFORMED BY AND RESPONSIBILITIES OF CORRESPONDENT

3.1 The following functions and obligations shall be the exclusive responsibility of the Correspondent and unless otherwise agreed to in writing and executed by the parties hereto, JBOC will not engage in or be liable for the same. The functions to be performed exclusively by the Correspondent shall be:

i.	Execution and clearance of any commodity transaction.

ii.	The preparation of the Correspondent's general accounting. payroll records, financial statentents and any regulatory reports.

ill.	The payment  of the Correspondent's general business expenses, except as incurred on the Correspondent's behalf under this Agreement.

iv.	The  payment  of  commissions to the   Correspondent's  registered
representatives.

V.	The Compliance supervision of the Correspondent or ihe Conrespondent's registered representatives, employees and/or agents.

vi.	Verification, of the Correspondent's customer account information as to accuracy.

vii.	Sending  prospectuses  to  the  Correspondent's  customers  who  are participating in an underwriting or registered secondary being sold by the Correspondent.

viii. PROMPT (within 2 business days) review of all reports supplied by JBOC, especially trading inventories, confirmations, customer requirement reports,W-9 deficiencies, and such similar reports.

3.2	In any underwriting which the Correspondent undertakes or participates, it is solely the Correspondent's responsibility to secure adequate financing. Unless the Correspondent obtains prior written agreement, on an issue by issue basis. JBOC will not assume any responsibility or liability for financing the Correspondent's underwriting(s).

3.3	The Correspondent will maintain retention of records in relation to the
Correspondent's customer accounts by JBOC except where required by applicable rules and/or regulations.

3.4 It will be the Correspondent's responsibility to monitor and supervise the compliance with the laws, rules and/or regulations by the Agencies mentioned in 3.5 below, as to the opening, approving and monitoring of customer and broker/dealer accounts and suitability as to the type of transaction placed into an account, recommendations and investment advise given by anyone associated with the Correspondent, maintenance of a current BD with all agencies, registration of all registered representatives and employees with applicable State, SEC, NASD and any other agency requiring same.
The Correspondent is exclusive, responsible for the supervision and approval of all officer and employee accounts whether such person is an employee of the Correspondent or another broker/dealer, due diligence requirements as to the issues traded or recommended, proper handling of information documentation of restricted legend or control stock and any advertising done by the Correspondent.

3.5 It will be the Correspondent s responsibility to "KNOW THE CUSTOMER." The correspondent shall take full responsibility for learning all essential facts relative to every customer, every order, every cash or margin account accepted by the Correspondent and this will be considered as a continuing obligation of the Correspondent. The Correspondent accepts full responsibility for all trades it places on behalf of its customers as the agent. Correspondent provides the continuing representation to JBOC that all transactions placed on behalf of its customers are with the consent of the customers.

3.6 Correspondent acknowledges that JBOC will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Correspondent on a principal or agency basis or that the Correspondent may have with its customers or any other person to ensure that the Correspondent is in compliance with the laws, rule, and/or regulations of the SEC, securities exchange, NASD, Federal Government and various state agencies.

3.7	Correspondent acknowledges that JBOC will not execute documents of customers. It shall be the sole responsibility of Correspondent to secure the signature of the customer (beneficial owner) and deliver the required documents to JBOC in a timely manner on any tender offer of similar transaction.

3.7 It will be the Correspondent's responsibility to notify the customer of certain charges for customer-requested services, e.g. security transfers, account transfers, etc.

4.	INFORMATION/DOCUMENTS TO BE PROVIDED BY CORRESPONDET.

4.1	The Correspondent will PROMPTLY (within 72 hours) provide JBOC with the appropriate account information upon opening a new account. Such new account information will be provided upon a form prepared or authorized by JBOC. An authorized officer of the Correspondent will approve each customer account in writing and will assure by such execution that the customer signed the same.

4.2	Correspondent will maintain copies of all trade tickets for trades entered into JBOC's operational system by Correspondent's staff at Correspondent's office(s) and will promptly provide a copy of the same, upon request, to
JBOC.

4.3	Option agreements are the sole responsibility of the Correspondent. If the option trade is uncovered writing the option agreement must be reviewed and approved by JBOC BEFORE any trade can occur.

4.4	All forms used by the Correspondent must be compatible with JBOC's bookkeeping system.

4.5	It is the Correspondent's obligation to give JBOC IMMEDIATE notice of any litigation and/or investigations that are initiated or pending. The Correspondent shall also provide JBOC with summaries of pending litigation on a quarterly basis.

4.6 The Correspondent is responsible for any mistakes in transmission of data to JBOC.

5.	POWER OF ATTORNEY. Correspondent appoints ]BOC its true and lawful agent and attorney-in-fact to make, execute and deliver for, on behalf of, and in the name of Correspondent, any and all documents and instruments, including stock powers, bond powers, drafts, negotiable instruments, and powers of assignment, to enable JBOC to render service under this Agreement, including to make a security negotiable, transferable or in good delivery form, to transfer or register the transfer of a security into the name of any entity, including that of JBOC or its nominee, or to do any other acts JBOC deems necessary or appropriate to effect the purposes of this Agreement, to include the provisions as set forth under Section 13 hereof. Correspondent shall at any time and from time-to-time execute and deliver such further agreements or powers conferred it this Paragraph.

6.	CORRESPONDENT RECEIPT OF MONEY OR SECURITIES. The Correspondent will
IMMEDIATELY remit to JBOC on the JBOC Transmittal Record form any funds and/or securities received directly by the Correspondent, or deposit the same, in a bank account designated by JBOC and at the instruction of JBOC. The Correspondent will not carry any customer or broker or dealer accounts and will not receive or hold funds under Rule 15c3-1 for those persons.

INFORMATION ACCESS

7.1	JBOC will allow access to the books and records of the Correspondent to the following individuals and/or entities for inspection or copying: any officer or designee of the Correspondent; a representative of any governmental agency, exchange or association which may have regulatory jurisdiction over the affairs of the Correspondent; and, upon receiving written authorization, any independent accounting firm doing an audit of the Correspondent.

7.2 The books and records of the Correspondent shall be made available to JBOC for inspection by a duly authorized representative is JBOC at any time.

7.3	JBOC will exercise reasonable care to prevent access by unauthorized persons to information regarding the Correspondent, and will hold confidential, except as noted above, any such information it has concerning the business or affairs of the Correspondent.

7.4	JBOC will not release customer account information to any third party without proper written authorization by an authorized person on that account with the exception of 7.1, above.

8. FINANCIAL INFORMATION

8.1	JBOC and the Correspondent will promptly provide each other with the results of the annual audit performed each year by their respective accounting Firms.
8.2	JBOC and the Correspondent will, upon request by the other, supply such requesting party with all relevant Financial material submitted to any Federal or regulatory agency.

8.3	The Correspondent will provide to JBOC monthly Focus Reports by the 12th business day of each month, or within 2 days of any interim filing, as may be required by any regulatory agency.

9.	PROCEDURE OF OPERATIONS. As this Agreement cannot cover every situation or new ruling that might occur, it is the intent of JBOC and the Correspondent to defer to the Procedure of Operations (Exhibit "A") and/or to be governed by applicable rules and regulations of the Federal Government, SEC, Exchanges, NASD and various State agencies, JBOC has the right to change the Procedure of Operations at its sole discretion or as a result of a change in the rules or regulations that are applicable to its provisions put forth by any regulatory association or governmental agency having jurisdiction over the securities industry. Any changes to the Procedure of Operations, with the exception of the Fee Schedule, shall be effective upon not less than 72 hours notice, unless otherwise required by the promulgating authority.

I0.  	TRADING INVENTORIES AND DEPOSIT,

10.1	The Correspondent shall maintain its own inventory to be used for principal Transactions. The required deposit shall be $15,000.00 plus 100% of the Correspondent's trade date long inventory value plus 120% of the Correspondent's trade date short inventory value. This amount may he increased at any time at JBOC's sole discretion and without prior notice. At no time will the pre-payment deposit be less than the initial deposit.

10.2	It is the responsibility of the Correspondent to ensure that the contra broker/dealer of all trades performs according to the Uniform Practice Code of the NASD or the rules of a clearing or depository corporation as set forth in
Section 16.5 of this Agreement. Should JBOC settle any contract according to the Uniform Practice Code or applicable rules of the clearing or depository corporation and the contra broker/dealer fails to comply with the applicable rules, then JBOC will be released of any liability relating to the contract and will require the Correspondent to settle or fulfill the contract.

10.3	On trades comparing through the National Securities Clearing Corporation
(NSCC) system that do not compare. JBOC will notify the Correspondent by the 3rd business day, or as soon thereafter as practicable, following JBOC's receipt of notification of said problem, and it will be the responsibility of the Correspondent to see that the trades are compared. Any trade that is not compared, for any reason, by the 7th business day following the trade, will be booked to the Correspondent's inventory position.

10.4	On trades comparing directly with the contra broker/dealer (ex-clearing)
that do not compare JBOC will notify the Correspondent by the 5th business day, or as soon thereafter as practical, following JBOC's receipt of notification of said problem, and it will be the responsibility of the Correspondent to see that the trades are compared. Any trade that is not compared, for any reason, by the 9th business day following the trade, will be booked to the Correspondent's inventory position.

10.5	The Correspondent may be requested to mark-to-market on some unique or smaller issues in its inventory at least weekly for input into the service bureau.

10.6	The profit or loss arising from inventory trading will be remitted or deducted on the monthly net settlement check JBOC will pay the Correspondent.
If the inventory loss exceeds the commission generated at any time during the month, the Correspondent agrees to immediately remit a check, upon notification, to reimburse JBOC this difference.

10.7	By signing this agreement, the Correspondent agrees that it will not execute a trade with a customer where the gross dollar amount of the trade will exceed the amount of the deposit the Correspondent has placed with JBOC UNLESS THE CORRESPONDENT CAN PROVIDE THAT THE CUSTOMER HAS A HISTORY OF SIMILAR SIZE TRADES WITH PROMPT PAYMENT ON THEM or a deposit in "good funds" is made with JBOC BEFORE an execution takes place. Notwithstanding, JBOC still reserves the right to reject any trade or order it deems may be detrimental or result in exposure to JBOC.

II.	START-UP COST. JBOC and the Correspondent hereby agree that any additional charges that are incurred as a result of transferring the Correspondent's accounts and customer positions to the books and records of JBOC shall he the liability of the Correspondent.

12.	COMPENSATION TO JBOC.

12.1	The Correspondent shall pay to JBOC appropriate fees for transactions, as the same are outlined in the fee schedule(see Exhibit "A"). JBOC will collect commissions for and distribute them to the Correspondent less fees, once a month by the 6th day of the following month.

12.2 JBOC's Fee Schedule is set forth in the Procedure of Operations, Exhibit "A", previously incorporated herein. The Fee Schedule may be amended from time to time at JBOC's sole discretion. The Correspondent will have at least 30-day notice of any changes to the Fee Schedule.

13. GRANT OF SECURITY INTEREST, LEIN AND RIGHT OF SET-OFF

13.1 To secure timely discharge of all costs, expenses, commissions, brokerage fees, charges and other Correspondent obligations to JBOC, the Correspondent hereby grants to JBOC a security interest in, lien upon and right of set-off as to and which automatically attaches to all securities, accounts and deposits, and rights with respect to those accounts, securities and deposits, money and other property of the Correspondent and all proceeds therefrom and accommodations thereto, including monies due Correspondent which are in the possession of JBOC, now or thereafter held by, deposited with or otherwise within the possession or control of JBOC, or held by or for the Correspondent by a financial intermediary and identified to JBOC or known by JBOC to he so held ("Collateral").

13.2	The Correspondent agrees to fully pay for all inventory no later than one (I) day after the trade date. In the event full payment is not timely received at JBOC, JBOC reserves the right to set-off and, at its option or as may be required by any regulatory authorities, segregate funds from the commissions, deposits or other accounts of the Correspondent, in such amounts as necessary to fully pay for any unpaid inventory.

13.3 In the event that any balance due JBOC remains unpaid for ten (I0) calendar days from said billing date or in the event of termination of this Agreement, JBOC shall have the right to dispose of Collateral in any manner set forth in the Uniform Commercial Code or permitted by other applicable law, including but not limited to the right to private sale of any Collateral in JBOC's possession pursuant to this Security Agreement. The private sale shall be deemed "reasonable" upon sale of inventory at the current market value less applicable "haircuts", as defined at 17 CFR 240.15c3-l, at the time of the sale.

13.4 Regarding Collateral in JBOC's possession or control, JBOC shall use reasonable care in the custody and preservation of such Collateral, but need not take any steps necessary to preserve rights against prior parties, unless instructed by Correspondent and then at Correspondent's expense.

13.5
JBOC may grant a security interest in, pledge, re-pledge, hypothecate, rehypothecate, enter into and perform repurchase and reverse repurchase agreements and securities loan and securities borrow agreements with the Collateral, separate or together with Collateral of other clients, without retaining possession or control of a like amount of Collateral and without notice to Correspondent. JBOC may use and deal with the Collateral and bear the risk and benefit thereof; JBOC's only obligation being to return the Collateral upon Correspondent's satisfaction in full if its obligations to JBOC or the deposit with JBOC of Collateral satisfactory to JBOC in substitution for the Collateral being returned or a combination of the foregoing.

14.  ADDITIONAL COLLATERAL.

14.1	At such time as JBOC deems itself under-secured with respect to
Correspondent's ability' to perform its obligations, JBOC may request and Correspondent shall promptly (i) reduce the amount of credit extended to or for Correspondent by JBOC, or (ii) deliver additional Collateral to JBOC in an amount satisfactory to JBOC. As to the additional Collateral, JBOC shall have all the same rights granted it in Section 13, above.

14.2	Correspondent specifically agrees as follows:

i. demands for payment of funds be honored (a) within two (2) hours of the demand or not later than 10:00 a.m. Pacific Standard time, on the next day that banks are open for business in Los Angeles, California, and (b) in immediately available funds;

ii. securities deposited by Correspondent as Collateral in which Correspondent makes a market or has a significant position be valued at a discount (which may be significant):

iii. requests by JBOC for the deposit of additional Collateral, reduction in amount or payment in full of credit extended for or arranged for Correspondent or a combination thereof be fulfilled not later than two hours after such request or one hour after JBOC's opening for business on the business day succeeding such demand.

All demands and elections hereunder shall he at 'JBOC's sole discretion.

15.	PLEDGE, SALE OR ASSIGNMENT OF OBLIGATIONS. Correspondent authorizes
JBOC, at any time and at JBOC's sole discretion, to pledge, re-pledge, hypothecate, re-hypoehecate, sell or assign, in whole or in part, to one or more parties, all or part of any one or more obligations of Correspondent to JBHOC including liabilities arising out of credit extended to or arranged for Correspondent, without notice to Correspondent. Each pledgee or purchaser of such obligation shall have the same rights in and to an allocated position or percentage of the Collateral as JBOC. Notwithstanding any pledge, sale or assignment, Correspondent shall pay all of its obligations to JBOC unless and until JBOC gives Correspondent notice of a pledge or assignment and identifies the person to which the obligation was pledged or assigned, the amount of the obligation pledged or assigned and the Collateral with respect thereto, at which time such obligation shall be paid by the Correspondent to that third person.

16.	LIMITATIONS ON LIABILITY AND INDEMNIFICATION

16.1	JBOC shall not be liable for any expense, claim, loss or damage suffered by Correspondent or any third person arising out of or caused by any delay in, or failure of, performance by JBOC, in whole or in part, arising out of or caused by circumstances beyond JBOC's direct and reasonable control, including without limitation acts of God; interruption, delay in, or loss (partial or complete) of electrical power or of computer (hardware or software) or communication services, acts of civil or military authority; sabotage, war or government action, civil disturbance or riot: strike or other labor disturbance; national emergency; epidemic; flood, earthquake, fire or other catastrophe: government, judicial or self-regulatory organization order, rule or regulation; energy or natural resource difficulty or shortage; and inability to obtain or timely to obtain materials, equipment or transportation.

16.2	With respect to all securities delivered hereunder, JBOC shall be deemed an "intermediary" as defined in the California Uniform Commercial Code and the only warranty given by JBOC shall be the warranty provided in the Code.

16.3	JBOC shall not be liable for any expense, claim, loss or damage
Correspondent or any third person may suffer by any reason of any delay Correspondent or JBOC may experience in obtaining securities from any clearing agent, transfer agent, Federal Reserve book entry system, issuer, broker, dealer, customer of Correspondent, or third person, or in obtaining monies from any customer of Correspondent, bank, clearing agent, the Federal Reserve wire transfer system or third person. JBOC shall not be liable for any expense, claim, loss or damage suffered by Correspondent or any third person due to JBOC's failure to follow any special terms or conditions on receipts from or deliveries to one or more persons, if JBOC, in its sole discretion, determines from time to time that following such instructions would be detrimental to JBOC or JBOC's interests.

16.4	JBOC shall not be liable for any expense, claim, lose or damage
Correspondent or any third person may suffer because any security, received or delivered by JBOC shall be invalid or fraudulent or by reason of any failure of signature by an unauthorized person on, or forgery or wrongful alteration of, a written instrument or inaccuracy, incompleteness, or falsity of data transmitted by computer tape, terminal or other computer facilities or in a written instrument. JBOC may act on oral instructions from a person JBOC reasonably believes to be authorized to give such instructions, and Correspondent will be so bound except as to instructions given after the opening of business on the 2nd day after receipt by JBOC of a signed written notice from the Correspondent that such person is not so authorized. JBOC shall not be liable for any expense, claim, loss or damage Correspondent or any third person may suffer by reason of JBOC acting upon any instructions (whether written or oral or via computer facilities) or any notice, request, waiver, consent, receipt or other document which JBOC reasonably believes to be genuine or transmitted by authorized persons designated in Correspondent's certified list. Correspondent will provide and keep current a certified list of authorized persons to conduct transactions on behalf of Correspondent.

16.5	In performing its obligations pursuant to this Agreement, JBOC may use such agents, clearing agents, correspondents, custodians and securities depositories as JBOC in its discretion, deems necessary, appropriate or desirable, including but not limited to, Depository Trust Company, Midwest Securities Trust Corporation, National Securities Clearing Corporation, Options Clearing Corporation and Midwest Clearing Corporation. JBOC shall not be liable for any expense, claim, loss or damage Correspondent or any third person may suffer by reason of any action or omission to act on the part of such agents clearing agents, correspondents, custodians or securities depositories with respect to such action or omission to act.

16.6	JBOC shall provide Correspondent with periodic statements and advises concerning transactions effected for Correspondent's account(s) and securities positions held on Correspondent's account(s). Correspondent shall promptly, within 2 business days, review all such statements and advises and shall promptly, within 2 business days, advise JBOC of any error, omission or inaccuracy in the transactions or positions reported. JBOC shall not be liable under any circumstances for any errors, failures or omissions that shall have been reported by JBOC in statements and advises to Correspondent and that Correspondent shall not have promptly advised JBOC to remedy or correct.

16.7	Correspondent is aware and acknowledges that stock price quotations and other market data provided to Correspondent by JBOC or its affiliated companies is obtained from independent pricing services JBOC believes to be reliable. However, JBOC cannot and does not guarantee the accuracy of such data and Correspondent acknowledges and agrees that JBOC will not be held liable for any losses or errors incurred by Correspondent's reliance upon the same.

16.8	Correspondent agrees to release, indemnify and hold harmless JBOC, its officers, directors, employees, agents and affiliated persons for any expense (including attorneys' fees and accountants' fees), claim, loss or damage suffered by Correspondent or any third person relating to those areas of liability expressly disclaimed or restricted above. in addition, Correspondent agrees to release, indemnify and hold harmless JBOC, its officers, directors, employees, agents and affiliated persons for any expense (including attorneys' fees and accountants' fees), loss, damage, claim, fine or penalty incurred by or asserted against Correspondent, JBOC, or any third person, arising out of JBOC's performance of services for Correspondent under this Agreement or any actual or alleged breach by Correspondent or JBOC of any provisions of the Agreement, or any failure in whole or in part or delay in performing any duty, or obligation hereunder, other than by reasons of gross negligence or intentional, willful malfeasance of JBOC. Specifically, Correspondent further agrees to release, indemnify and hold harmless JBOC, its officers, directors, employees, agents and affiliated persons for their costs and attorneys' fees in connection with their defense of or participation in any action, claim, investigation or administrative proceeding arising out of JBOC's performance of services for Correspondent under this Agreement. All releases and indemnification provided herein shall survive termination of this Agreement.

16.9	The Correspondent hereby agrees to indemnify, defend, protect and hold
JBOC harmless from and against all claims, demands, proceedings, suits and actions, and all liabilities, expenses and costs in connection with or arising out of the failure of the Correspondent to properly exercise its duties and obligations as outlined in the Agreement, with respect to this Agreement or arising out of or in connection with any action or proceeding brought against the Correspondent or JBOC based upon a violation by the Correspondent of the rules of any regulatory or self-regulatory organization; or in the event that:

i.	Any customer of the Correspondent fails to make payment for securities purchased or fails to deliver any securities sold: or
ii.	any customer fails to meet any initial federal margin call or maintenance call; or
iii.	the Correspondent fails to properly exercise its duties and obligations with respect to customer accounts as set forth in Sections 3 and 4 of this Agreement; or

iv. there are any errors and/or omissions in confirmations.

17.	Correspondent shall be liable for and shall promptly remit any and all sums due JBOC which may come due an a result of the dishonor, non-payment or return of any check or any instrument submitted as payment by any customer of Correspondent. It is recognized and understood because of delays in processing such items through the banks and the mail there may be significant delays in notification of such dishonor to Correspondent. Said delay or delays shall not affect JBOC's right to payment by Correspondent or thc security interest granted JBOC in Correspondent's commissions or accounts pursuant to this Agreement.

17.1	NOTICES

17.2 JBOC's address of record shall be In Oxford & Company,
9665 Wilshire Blvd. 3rd Floor, Beverly Hills, California 90212. The telephone number is (310)777-8870. Should the address of either JBOC or the Correspondent change, said notice of the same to the other.

17.3	Any written notification required herein which must be provided in less than 5 business days shall be deemed properly given and received if transmitted by facsimile or similar method to the party requiring notification.

18.  TERMINATION.
18.1. The term of this Agreement shall run and be mutually binding for a period of (6) months from the date of this Agreement, with subsequent 6 month automatic renewals with no action on the part of SOC and/or the correspondent necessary for renewal.

18.2. Beginning with the initial 6-month term, this Agreement may be terminated by either party without cause upon thirty (30) days written notice delivered in person or by registered or certified mail.

18.3	JBOC reserves the right to immediately terminate this Agreement upon breach of any warranty covenant or condition hereof. JBOC's election to not exercises a right of termination upon any breach of the terms, conditions, covenants or warranties of this Agreement shall be construed an a waiver of such right for any subsequent breach. In the event that this Agreement is terminated for cause, JBOC at its discretion, reserves the right to limit, restrict or refuse to run further transactions for or on behalf of Correspondent, pending transfer.

18.4	Upon termination, the Correspondent agrees to make arrangements to transfer its customer accounts to another clearing organization as promptly as possible. The Correspondent agrees to reimburse JBOC for any additional expense as a result of this transfer, in addition to JBOC's customary transfer charges. JBOC will do its best to facilitate the transfer through use of tape-to-tape transfer if both service bureaus are capable of interfacing.

18.5	In the event of termination of this Agreement, Correspondent shall have thirty (3O) days in which to notify JBOC of transfer of accounts and make arrangements for the same; said arrangements to include payment for costs and fees of said transfer. If such arrangements are not made within this time period, JBOC may contact the individual clientele of each account to arrange said transfer or other disposition. In either event, Correspondent shall be liable for all Costs and fees incurred in connection therewith.

18.6	Upon termination, the Correspondent grants JBOC the right to hold all deposits, accounts and collateral as more fully specified in Sections 13 and 14, above, until such time as all potential claims between JBOC and the Correspondent are settled and fully paid.

19.	CORRESPONDENT REPRESENTATIONS AND WARRANTIES.

19.1 The Correspondent is, and during the term of this Agreement shall remain, a member in good standing of the National Association of Securities Dealers, Inc.

19.2	The Correspondent is, and during the term of this Agreement shall remain, duly registered or licensed and in good standing as a broker/dealer under all applicable Federal and State laws.

19.3	The Correspondent has all requisite authority, whether arising under applicable Federal or State laws, rules and regulations, or the rules and regulations of any securities exchange or securities association, to which the Correspondent is subject, to retain the services of JBOC in accordance with the terms hereof.

19.4	The Correspondent is now, and during the term of this Agreement shall remain, in compliance with the capital and financial reporting requirements of every securities exchange, securities association of which it is a member, the Securities and Exchange Commission and in every state in which the Correspondent is registered or licensed as a broker/dealer.

19.5	In executing this Agreement and as a specific inducement for JBOC to open and establish an account in the name of Correspondent, the undersigned represents and warrants that he/she has full authority to execute this Agreement and bind Correspondent hereby. Additionally, as specific consideration for opening the account, the undersigned executes this Agreement in his/her individual capacity as a continuing guarantor and primary obligee.

20.	JBOC REPRESENTATIONS AND WARRANTIES.

20.1	JBOC is, and during the term of the Agreement will remain, a member in good standing of the National Association of Securities Dealers, Inc.

20.2	JBOC is and during the term of the Agreement will remain duly licensed and in good standing as a broker/dealer under applicable Federal and State securities laws.

20.3	JBOC has all the requisite authority, whether arising under applicable
Federal or State laws, rules or regulations, the rules and regulations of any securities exchange or any securities association to which JBOC is subject, to enter into this Agreement.

20.4	JBOC is in compliance with and during the terms of this Agreement will remain in compliance with the capital and financial reporting requirements of every securities exchange, securities association of which it is a member, the Securities and Exchange Commission, and every state in which JBOC is registered or licensed as a broker/dealer.

20.5	JBOC is, and will remain during the term of this Agreement a member of a "nationally registered" clearing corporation depository.

21.	LITIGATION/ARBITRATION. In the event that either party institutes legal Proceedings/arbitration against the other for breach of or to enforce any of the terms, conditions or covenants of this Agreement, the panty against whom a judgement is entered shall pay all costs, charges and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

22.	GENERAL PROVISIONS.

22.1	This Agreement shall be construed in accordance with the laws of the
State in which JBOC principal offices are located, and it is recognized that this Agreement will he performed out of the offices of JBOC in the city and state in which JBOC's principal offices are located. Correspondent hereby consents to venue and jurisdiction in the State in which JBOC's principal offices are located at the time a dispute may arise should legal action/arbitration become necessary and arising out of this Agreement.

22.2 The headings in this Agreement are not to be considered as a part of this Agreement but are included solely for convenience and not intended to be accurate descriptions of the covenants hereof.


22.3 This Agreement shall he binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and transfers of every kind. No assignment shall be valid unless the non-assigning party consents in writing.

22.4	If any clause or provision of the Agreement is determined by a Court to he illegal, invalid or unenforceable under present or future laws effective during the term hereof, then and in that event, it is the intention of the parties that the remainder of this Agreement shall not he affected thereby.
It is also the intentions of the parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement, a clause as may be possible, such that the added provision or clause will be deemed legal, valid and enforceable.

22.5	This Agreement embodies the entire Agreement between the parties with respect to the transactions contemplated hereunder and contains all the terms, conditions and provisions thereof. This Agreement supersedes all prior Agreements and understanding by the parties with respect to such transactions.


	IN WITNESS HEREOF, the parties herein have each caused this Agreement to be executed by their duly authorized offices (owners or partners) as of the day and year set forth above.


JB Oxford  Company                        Correspondent
By /s/ Rita H. Chalmers                   by /s/ Thomas E. La Rossa
Its   Director of Corr. Svcs              its  President
(SEAL)                                    (SEAL)
LS
Attest:                                   Attest:  Michael B. Mc Laughlin

Secretary                                 Secretary /s/ Michael B. Mc Laughlin

SIGNERS ACKNOWLEDGE THE PERSONAL GUARANTEES ESTABLISHED HEREIN AT
SECTION 19.5 AND ACCEPT THE SAME BY SIGNING THIS DOCUMENT




CORPORATE RESOLUTION TO OBTAINING CREDIT
WITH OR WITHOUT SECURITY AND TO CONTACT FOR SERVICES

RESOLVED, that the officers whose names are set forth below are hereby authorized, from time-to-time, its the name of this corporation to obtain credit with or without security and to contract for services for
 OXFORD & COMPANY, (JBOC) in such sums and upon such terms as may seem advisable to such officers, to execute agreements of any type as evidence thereof, or in connection therewith, and to grant security interest in, pledge, assign, mortgage, hypothecate, or execute security agreements covering such property of this corporation as may be agreed upon between them and JBOC as security for any obligations of this corporation to JBOC now or hereafter existing, any instruments executed hereunder to be in such form with such terms and conditions as may be required by JBOC. The authority given hereunder shall he deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby ratified and affirmed. Any such arrangements for credit, security for creditor services may be in writing. The authority herein conferred shall continue in full force and effect until written notice of its revocation shall be received by JBOC at its main office at Beverly Hills, California.


1.	Michael B. Mc Laughlin, secretary of Bernard, Lee & Edwards hereby certify that the foregoing is a true copy of a resolution duly and legally adopted by the Board of Directors of said corporation, at a meeting of the board held on dec. 4, 1997 and that said resolution has not been amended or revoked.

I further certify that the officers referred to in the foregoing resolution are the following, whose signatures appear after their respective names.
	Name	                      Office			Signature
Thomas E. La Rossa                President		/s/ Thomas E. La Rossa
President Michael B. Mc Laughlin  Secretary		/s/ Michael B McLaughlin


Dated	December 4. 1997

(SEAL)

/s/ Thomas E. La Rossa  President		/s/ Michael B. Laughlin  Secretary

(When Secretary is among those authorized, President also should sign Certification)

Revised October 1994
ADDENDUM



YB Oxford & Company ("JBOC") and Bernard, Lee & Edwards (Correspondent) agree to the following amendments to the Fully Disclosed Agreement executed between them (the "Agreement") to which this Addendum is attached and made a part thereof.

1.	Sections 18.1 and 18.2 are deleted in their entirety and are replaced by the following Sections:

"Section 18.1. The term of this Agreement shall run and be mutually binding for a period of two (2) years from the date of this Agreement, with subsequent one
(1) year automatic renewals with no action on the part of JBOC and/or the correspondent necessary for renewal."

"Section 18.2. At the end of the initial or any subsequent term, this Agreement may be terminated by either party without cause upon thirty (30) days written notice delivered in person or by registered or certified mail prior to the end of the term."

Section 18.3 of the Agreement is hereby amended by deleting the first sentence of the sub-section and replacing it with the following:

"Section 18.3. JBOC reserves the right to immediately terminate this Agreement upon breach of any warranty, covenant or condition hereof. JBOC's election to nor exercise a right of termination upon any breach of the terms, conditions, covenants or warranties of this Agreement shall not be construed as a waiver of such right for any subsequent breach."

Section 18.5 of the Agreement is hereby amended by deleting the word "contract" and replacing it with the word "contact," in the first sentence of the sub-section.

TN WITNESS WHEREOF, JBOC and Correspondent have caused this Addendum to be executed by their duly appointed representatives as of Dec 4, 1997.

JB Oxford & Company
/s/ Rita Chalmers				Correspondent
						/s/  Thomas E. La Rossa
Rita Chalmers				Name: Thomas E. La Rossa
Manager of Correspondent Services	Title: President